EXHIBIT 4.4

COMPLETE COPY OF BYLAWS, AS AMENDED
(Restated to reflect amendments)

BYLAWS OF FIRST INVESTORS
FINANCIAL SERVICES GROUP, INC.

ARTICLE 1

Meeting of Shareholders

        Section 1.1.    The Annual meeting of the shareholders of this Corporation shall be held on the second Tuesday in May of each year commencing in 1995, at 2;00 p.m., and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. The Board may fix the place within or without the State of Texas for the holding of such meeting. If the day designated herein is a legal holiday, the annual meeting shall be held on the first succeeding day which is not a legal holiday. If for any reason the annual meeting shall not be held on the day designated herein, the Board shall cause the annual meeting to be held as soon thereafter as may be convenient.

        Section 1. 2.    Special meetings of the shareholders may be called at any time by the Board or by holders of at least one-tenth of the shares entitled to vote at such a meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to be held not less than ten nor more than sixty days after the receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

        Section 1.3.    Written notice of every meeting of the shareholders shall be given by the Secretary of the Corporation to each shareholder of record entitled to vote at the meeting either personally or by mail at least ten days, but not more than sixty days, prior to the day named for the meeting. If notice is given by mail, such notice shall be addressed to each shareholder at his address appearing on the books of the Corporation. Notice of any special meeting shall state the purpose or purposes for which the meeting is called. The notice of any meeting may be accompanied by a form of proxy approved by the Board in favor of such person or persons as the Board may designate.

        Section 1.4.    The Board may fix a date, not less than ten nor more than sixty days preceding the date of any meeting of shareholders, as a record date for the determination of shareholders entitled to notice of, or to vote at, any such meeting. The Board shall not close the books of the Corporation against transfers of shares during the whole or any part of such period. If no record date is fixed as provided herein, the record date shall otherwise be established in accordance with law.

        Section 1.5.    Except as otherwise provided by law or by the Articles of Incorporation, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at each meeting of the shareholders and all questions shall be decided by majority vote of the shares so represented in person or by proxy. The shareholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the loss of a quorum. Any meeting of the shareholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called.

        Section 1.6.    The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

        Section 1.7.    Any action which may be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if consent in writing setting forth the action so taken is adopted as provided in the Texas Business Corporation Act. Meetings of the shareholders of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other.

ARTICLE 2

Board of Directors

        Section 2.1.    The business, affairs and property of the Corporation shall be managed by a Board of Directors (referred to in these Bylaws as the "Board"), the initial number of which shall be seven, subject to change from time to time by resolution of the Board; provided, however, that no decrease in such number shall have the effect of shortening the term of any incumbent director. The directors shall, except as otherwise provided in this Article 2, be elected by the shareholders annually and shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified, unless sooner removed.

        Section 2.2.    Any vacancy in the Board shall be filled by action of the shareholders or by a majority of the remaining members of the Board though less than a quorum, or the sole remaining director, and the person so chosen shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, unless sooner removed. The foregoing notwithstanding, a vacancy to be filled by reason of an increase in the number of directors may be filled by action of the Board for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any director may be removed either with or without cause at any special meeting of shareholders duly called and held for such purpose.

        Section 2.3.    Regular meetings of the Board shall be held at such place or places within or without the State of Texas, at such hour and on such day as may be fixed by resolution of the Board, without further notice of such meetings. The time or place of holding regular meetings of the Board may be changed by the President by giving notice thereof as provided in Section 2.5 of this Article 2.

        Section 2.4.    Special meetings of the Board shall be held, whenever called by the President, by any director or by resolution adopted by the Board, at such place or places within or without the State of Texas as may be stated in the notice of the meeting.

        Section 2.5.    Notice of the time and place of all special meetings of the Board, and notice of any change in the time or place of holding the regular meetings of the Board, shall be given to each director either personally or by mail or telephone or facsimile transmission no later than the day preceding the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him at any time in writing, or if he shall be present at such meeting. Except as otherwise provided in Article 7 of these Bylaws, no notice of the purposes of any special meeting need be given.

        Section 2.6.    A majority of the directors in office shall constitute a quorum of the Board for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of majority of the directors present.

        Section 2.7.    Any action which may be taken at a meeting of the Board or members of any committee thereof may be taken without a meeting by unanimous written consent filed with the Secretary of the Corporation and members of the Board may conduct a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other.

        Section 2.8.    The Board may, by resolution adopted by a majority of the full Board, designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, subject to the limitations prescribed by the Texas Business Corporation Act.

ARTICLE 3

Officers

        Section 3.1.    The officers of the Corporation shall consist of a President, Secretary, Treasurer and such Vice Presidents and other officers as may be elected or appointed by the Board. Any number of offices may be held by the same person. No officer need be a director or shareholder of the Corporation. The Board may remove any officer by an affirmative vote of a majority of the whole Board if, in its judgment, the best interests of the Corporation will be served thereby.

        Section 3.2.    The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board, as well as such powers and duties as from time to time may be conferred by the Board. The President shall be the chief executive officer of the Corporation and shall have responsibility for the general supervision of the business, affairs and property of the Corporation and over its several officers. The President shall preside at meetings of the board and at meetings of the shareholders, unless another presiding person shall be duly designated by any such meeting.

ARTICLE 4

Seal

        The seal of the Corporation shall be in such form as the Board shall prescribe.

ARTICLE 5

Certificate of Stock

        The shares of the Corporation shall be represented by certificates of stock in such form as the Board shall prescribe, which shall be signed by the President or Vice President and countersigned by the Secretary or an Assistant Secretary.

ARTICLE 6

Fiscal Year

        The fiscal year of the Corporation shall be established by resolution of the Board.

ARTICLE 7

Amendments

        These Bylaws may be altered, amended, added to or repealed at any regular meeting of the Board without prior notice or at any special meeting of the Board if notice of such proposed alteration, amendment, addition or repeal is contained in the notice of such special meeting.

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